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                                                                     EXHIBIT 5.1
                        WILSON SONSINI GOODRICH & ROSATI
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                650-493-9300 (TELEPHONE) 650-493-6811 (FACSIMILE)

                                August 16, 2000

Avistar Communications Corporation
Board of Directors
555 Twin Dolphin Drive, Suite 360
Redwood Shores, California 94065

        Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about August 16, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 11,004,050 shares of your Common Stock, $0.001 par value per share (the "Shares"), as follows:

        (a) 2,190,050 additional Shares which may be issued pursuant to the Company's 1997 Stock Option Plan, as amended (the "1997 Plan");

        (b) 5,400,000 additional Shares which may be issued pursuant to the Company's 2000 Stock Option Plan (the "2000 Plan");

        (c) 114,000 additional Shares which may be issued pursuant to the Company's 2000 Director Option Plan (the "Director Plan"); and

        (d) 3,300,000 additional Shares which may be issued pursuant to the Company's 2000 Employee Stock Purchase Plan (the "Purchase Plan," and collectively, with the 1997 Plan, the 2000 Plan and the Director Plan, the "Option Programs").

        As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Option Programs.

        It is our opinion that, when issued and sold in the manner described in the Option Programs and pursuant to the agreements which accompany each grant under the Option Programs, the Shares will be legally and validly issued, fully-paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                       Very truly yours,

                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation

                                       /s/ Wilson Sonsini Goodrich & Rosati



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